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                                 EXHIBIT 12
             PHARMACIA & UPJOHN, INC. AND CONSOLIDATED SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                               Nine Months             Year Ended December 31,
                                                                  Ended             -------   --------  -------
                                                                30-Sep-96           1995        1994          1993
                                                                ---------         --------    --------      --------
Earnings from continuing operations before income taxes        $501,612           $1,136,393  $1,271,276   $  777,736

Less: Equity in undistributed net income (loss) of companies
       owned less than 50%                                        2,655                7,389       8,156        8,037
                                                               --------           ----------  ----------   ----------
                                                                498,957           $1,129,004   1,263,120      769,699
Add: Amortization of previously capitalized interest              7,308               10,079       7,695        5,419

Fixed charges included in the above:
  Interest and amortization of debt expense                      70,995              121,018     139,013      209,399

  Rental expense representative of an interest factor            26,497               35,330      35,290       32,348
                                                               --------           ----------  ----------   ----------
Earnings from continuing operations before income taxes
  and fixed charges                                            $603,757           $1,295,431  $1,445,118   $1,016,865
                                                               ========           ==========  ==========   ==========
Interest incurred and amortization of debt expense             $ 90,805           $  148,542  $  164,341   $  233,683

Rental expense representative of an interest factor              26,497               35,330      35,290       32,348
                                                               --------           ----------  ----------   ----------

Total fixed charges                                            $117,302           $  183,872  $  199,631   $  266,031
                                                               ========           ==========  ==========   ==========
Ratio of earnings to fixed charges                                 5.15                 7.05        7.24         3.82
                                                               ========           ==========  ==========   ===========







                                                                         Year Ended December 31,
                                                                         --------          ------
                                                                           1992             1991
                                                                         --------          ------
Earnings from continuing operations before income taxes                $  947,395       $  909,659

Less: Equity in undistributed net income (loss) of companies
       owned less than 50%                                                  6,464            5,062
                                                                       ----------       ----------
                                                                          940,931          904,597
Add: Amortization of previously capitalized interest                        4,486            3,109

Fixed charges included in the above:
  Interest and amortization of debt expense                               162,425          145,655

  Rental expense representative of an interest factor                      34,743           36,834
                                                                       ----------       ----------
Earnings from continuing operations before income taxes
  and fixed charges                                                    $1,142,585       $1,090,195
                                                                       ==========       ==========
Interest incurred and amortization of debt expense                     $  178,677       $  158,724

Rental expense representative of an interest factor                        34,743           36,834
                                                                       ----------       ----------

Total fixed charges                                                    $  213,420       $  195,558
                                                                       ==========       ==========
Ratio of earnings to fixed charges                                           5.35             5.57
                                                                       ==========       ==========







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